Exhibit 99.5

Can-Cal Resources Ltd. Announces the Resignation of Mr. Thompson MacDonald as a Director

LAS VEGAS, NEVADA, Nov 13, 2009 (MARKETWIRE via COMTEX) -- Can-Cal Resources Ltd. ("Can-Cal") (OTCBB: CCRE) announces the resignation of Mr. Thompson MacDonald as director of the Corporation effective November 13, 2009. Mr. MacDonald has resigned to pursue other interests. The Corporation would like to thank Mr. MacDonald for his contribution to Can-Cal since his appointment to the Board.

About Can-Cal

Can-Cal is an emerging precious metals exploration company actively engaged in identifying commercial mining opportunities. Can-Cal is currently focusing its efforts on three main properties: Pisgah, California, Owl Canyon, California and Wikieup, Arizona.

Can-Cal is a publicly listed and trading company on the NASDAQ O.T.C. Bulletin Board (Symbol: CCRE).

Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, including uncertainties relating to global political conditions, such as terrorism. Information with respect to important factors and assumptions that should be considered is contained in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.